Scor International Foods, Inc. S-1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 2, 2015 with respect to the audited financial statements of Scor International Foods, Inc. as of December 31, 2014 and for the period from December 19, 2014 (inception) through December 31, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 2, 2015